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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES A 10% INCREASE IN AFFO PER SHARE

        Santa Monica, CA (10/28/2013)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2013 which included adjusted funds from operations ("AFFO") diluted of $129.6 million or $.86 per share—diluted compared to $112.9 million or $.78 per share—diluted for the quarter ended September 30, 2012. Net income attributable to the Company was $38.1 million or $.27 per share—diluted for the quarter ended September 30, 2013 compared to net income attributable to the Company for the quarter ended September 30, 2012 of $43.9 million or $.33 per share—diluted. A description and reconciliation of FFO per share—diluted and AFFO per share—diluted to EPS—diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 7.4% for the year ended September 30, 2013 to $549 from $511 for the year ended September 30, 2012.

  •
  The releasing spreads for the year ended September 30, 2013 were up 14.2%.

  •
  Mall portfolio occupancy was 93.7% at September 30, 2013 compared to 92.8% at September 30, 2012.

  •
  AFFO per share—diluted was $.86, up 10% compared to the quarter ended September 30, 2012.

  •
  The Company recently sold two non-core assets with its pro rata share of gross sales proceeds totaling $96 million.

        Commenting on the quarter and recent events, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was another strong quarter for us. We generated double digit growth in AFFO per share and our operating fundamentals continued to reflect significant occupancy gains, continued tenant sales growth and a solid year over year same center net operating income increase. In addition, we continued to execute our strategy of refining and improving the quality of our portfolio with the sale of two additional non-core assets."

Developments:

        At Tysons Corner Center, a 2.1 million square foot super regional mall, the Company is building a mixed-use densification which will add 1.4 million square feet to one of the country's premier retail centers. The Tysons expansion includes a 19-story office tower; a 500,000 square foot, 30-story, 430 unit luxury residential tower; and a 17-story, 300-room Hyatt Regency hotel. The office building is currently over 69% leased. The project is scheduled to open in 2014.

        At Fashion Outlets of Niagara, a 175,000 square foot expansion is planned. Entitlements have been obtained and construction is expected to start in November, 2013. The expected yield on this $75 million project is 9%.

Disposition Activity:

        The Company continued the refinement of its portfolio with the sale of two non-core joint venture assets. The assets sold were the Redmond Town Center retail center in Redmond, Washington and Ridgmar Mall in Fort Worth, Texas. The average annual sales per square foot for these malls was $358. The Company's pro rata share of the total gross sales proceeds from the sale of these two assets was

$96 million. The Company's pro rata share of proceeds from non-core assets sold year to date is $564 million.

Financing Activity:

        During the quarter, the Company closed on an $850 million refinancing of the Tysons Corner super regional mall. The new fixed rate 10 year loan has an interest rate of 4.10%. The loan paid off the existing $299.5 million loan that had a 4.78% interest rate. The Company owns 50% of the center and its $275 million share of the excess loan proceeds was primarily used to pay down floating rate debt.

        The Company has also committed to a $268 million financing of FlatIron Crossing mall. The interest rate has been locked at 3.85% for this fixed rate, seven year loan on this previously unencumbered asset. The loan is expected to close in November and the proceeds are expected to be used for repayment of debt and general corporate purposes. With the closing of the FlatIron loan and planned use of the loan proceeds, the Company expects its floating rate debt as a percentage of total debt to be below 9.0% and its weighted average debt maturity to be over six years.

Dividend Increase:

        On October 24, 2013, the Company declared and increased its quarterly dividend per share by 6.9% to $.62. The dividend is payable on December 6, 2013 to stockholders of record on November 12, 2013. As of close of business on October 23, 2013, this increased dividend represented a 4.2% annual dividend yield.

2013 Earnings Guidance:

        Management is increasing the mid-point of its previously issued estimated 2013 FFO per share—diluted guidance range by $.06 per share and tightening the range to $3.46 to $3.52.

        A reconciliation of estimated EPS to FFO per share—diluted follows:

Estimated EPS range:	$2.32	to	$2.38
Less: estimated Gain on asset sales	-1.67	to	-1.67
Plus: Real estate depreciation and amortization	2.81	to	2.81

Estimated range for FFO per share—diluted	$3.46	to	$3.52

        Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

        Macerich currently owns 59 million square feet of real estate consisting primarily of interests in 57 regional shopping centers. Macerich specializes in successful retail properties in many of the country's most attractive, densely populated markets with significant presence in California, Arizona, Chicago and the Greater New York Metro area. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins Tuesday, October 29, 2013 at 10:30 Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended September 30,		For the Three Months Ended September 30,		For the Three Months Ended September 30,
	Unaudited		Unaudited		Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$152,005	$119,148	$(1,367)	$(6,927)	$150,638	$112,221
Percentage rents	4,311	5,414	(174)	(576)	4,137	4,838
Tenant recoveries	90,854	68,523	(821)	(3,810)	90,033	64,713
Management Companies' revenues	10,742	9,858	—	—	10,742	9,858
Other income	11,168	12,729	(162)	(267)	11,006	12,462

Total revenues	269,080	215,672	(2,524)	(11,580)	266,556	204,092

Shopping center and operating expenses	87,459	67,680	(1,275)	(4,434)	86,184	63,246
Management Companies' operating expenses	23,036	20,706	—	—	23,036	20,706
REIT general and administrative expenses	5,955	5,063	—	—	5,955	5,063
Depreciation and amortization	92,221	72,220	(875)	(3,483)	91,346	68,737
Interest expense	53,711	42,622	(1,055)	(1,057)	52,656	41,565
(Gain) loss on extinguishment of debt, net	(1,395)	54	1,401	(54)	6	—

Total expenses	260,987	208,345	(1,804)	(9,028)	259,183	199,317
Equity in income of unconsolidated joint ventures	35,161	19,315	—	—	35,161	19,315
Co-venture expense(b)	(2,053)	(2,066)	—	—	(2,053)	(2,066)
Income tax benefit	543	934	—	—	543	934
(Loss) gain on remeasurement, sale or write down of assets, net	(919)	21,765	2,682	202	1,763	21,967

Income from continuing operations	40,825	47,275	1,962	(2,350)	42,787	44,925

Discontinued operations:
Loss on sale, disposition or write down of assets, net	—	—	(1,281)	(256)	(1,281)	(256)
(Loss) income from discontinued operations	—	—	(681)	2,606	(681)	2,606

Total (loss) income from discontinued operations	—	—	(1,962)	2,350	(1,962)	2,350

Net income	40,825	47,275	—	—	40,825	47,275
Less net income attributable to noncontrolling interests	2,702	3,382	—	—	2,702	3,382

Net income attributable to the Company	$38,123	$43,893	$0	$0	$38,123	$43,893

Average number of shares outstanding—basic	140,712	134,220			140,712	134,220

Average shares outstanding, assuming full conversion of OP Units(c)	150,334	144,990			150,334	144,990

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	150,395	145,100			150,395	145,100

Per share income—diluted before discontinued operations	—	—			$0.28	$0.31

Net income per share—basic	$0.27	$0.33			$0.27	$0.33

Net income per share—diluted	$0.27	$0.33			$0.27	$0.33

Dividend declared per share	$0.58	$0.55			$0.58	$0.55

FFO—basic(c)(d)	$129,573	$112,898			$129,573	$112,898

FFO—diluted(c)(d)	$129,573	$112,898			$129,573	$112,898

FFO per share—basic(c)(d)	$0.86	$0.78			$0.86	$0.78

FFO per share—diluted(c)(d)	$0.86	$0.78			$0.86	$0.78

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.86	$0.78			$0.86	$0.78

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Nine Months Ended September 30,		For the Nine Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited		Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$451,919	$362,974	$(13,294)	$(27,261)	$438,625	$335,713
Percentage rents	11,486	12,280	(533)	(1,474)	10,953	10,806
Tenant recoveries	263,486	201,309	(7,120)	(14,648)	256,366	186,661
Management Companies' revenues	31,193	30,730	—	—	31,193	30,730
Other income	36,678	33,466	(908)	(4,478)	35,770	28,988

Total revenues	794,762	640,759	(21,855)	(47,861)	772,907	592,898

Shopping center and operating expenses	257,576	203,306	(8,643)	(17,974)	248,933	185,332
Management Companies' operating expenses	69,003	66,953	—	—	69,003	66,953
REIT general and administrative expenses	18,672	15,235	—	—	18,672	15,235
Depreciation and amortization	279,364	222,188	(6,668)	(15,011)	272,696	207,177
Interest expense	161,847	134,813	(3,128)	(9,519)	158,719	125,294
Gain on extinguishment of debt, net	(3,339)	(119,958)	1,401	119,958	(1,938)	—

Total expenses	783,123	522,537	(17,038)	77,454	766,085	599,991
Equity in income of unconsolidated joint ventures	145,477	68,624	—	—	145,477	68,624
Co-venture expense(b)	(6,232)	(4,462)	—	—	(6,232)	(4,462)
Income tax benefit	2,263	2,159	—	—	2,263	2,159
Gain (loss) on remeasurement, sale or write down of assets, net	145,023	(4,449)	(139,230)	44,387	5,793	39,938

Income from continuing operations	298,170	180,094	(144,047)	(80,928)	154,123	99,166

Discontinued operations:
Gain on sale, disposition or write down of assets, net	—	—	140,631	75,571	140,631	75,571
Income from discontinued operations	—	—	3,416	5,357	3,416	5,357

Total income from discontinued operations	—	—	144,047	80,928	144,047	80,928

Net income	298,170	180,094	—	—	298,170	180,094
Less net income attributable to noncontrolling interests	22,958	16,915	—	—	22,958	16,915

Net income attributable to the Company	$275,212	$163,179	$0	$0	$275,212	$163,179

Average number of shares outstanding—basic	139,219	133,091			139,219	133,091

Average shares outstanding, assuming full conversion of OP Units(c)	149,140	144,160			149,140	144,160

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	149,241	144,256			149,241	144,256

Per share income—diluted before discontinued operations	—	—			$1.00	$0.66

Net income per share—basic	$1.97	$1.22			$1.97	$1.22

Net income per share—diluted	$1.97	$1.22			$1.97	$1.22

Dividend declared per share	$1.74	$1.65			$1.74	$1.65

FFO—basic(c)(d)	$386,951	$445,283			$386,951	$445,283

FFO—diluted(c)(d)	$386,951	$445,283			$386,951	$445,283

FFO per share—basic(c)(d)	$2.59	$3.09			$2.59	$3.09

FFO per share—diluted(c)(d)	$2.59	$3.09			$2.59	$3.09

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$2.59	$2.28			$2.59	$2.28

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three and nine months ended September 30, 2013 and 2012.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit—based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three and nine months ended September 30, 2012. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date. On May 31, 2012, the Company conveyed Prescott Gateway to the lender by a deed-in-lieu of foreclosure and the debt was forgiven resulting in a gain on extinguishment of debt of $16.3 million. AFFO also excludes the gain on extinguishment of debt on Prescott Gateway for the three and nine months ended September 30, 2012.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to FFO and AFFO(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
Net income attributable to the Company	$38,123	$43,893	$275,212	$163,179
Adjustments to reconcile net income attributable to the Company to FFO—basic and diluted:
Noncontrolling interests in OP	2,362	3,469	19,605	13,575
Loss (gain) on remeasurement, sale or write down of consolidated assets, net	919	(21,765)	(145,023)	4,449
plus gain on undepreciated asset sales—consolidated assets	—	—	2,238	—
plus non-controlling interests share of (loss) gain on remeasurement, sale or write down of consolidated joint ventures, net	—	(3)	3,163	3,535
Gain on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	(18,062)	(135)	(91,077)	(11,292)
plus (loss) gain on undepreciated asset sales—unconsolidated entities (pro rata)	(51)	—	433	—
Depreciation and amortization on consolidated assets	92,221	72,220	279,364	222,188
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(5,276)	(4,523)	(14,414)	(13,952)
Depreciation and amortization on joint ventures (pro rata)	22,323	22,927	66,470	73,237
Less: depreciation on personal property	(2,986)	(3,185)	(9,020)	(9,636)

Total FFO—basic and diluted	$129,573	$112,898	$386,951	$445,283

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	—	—	—	396
Valley View Center	—	—	—	(101,116)
Prescott Gateway	—	54	—	(16,296)

Total AFFO—diluted	$129,573	$112,952	$386,951	$328,267

Reconciliation of EPS to FFO and AFFO per diluted share(d):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
Earnings per share—diluted	$0.27	$0.33	$1.97	$1.22
Per share impact of depreciation and amortization of real estate	0.70	0.60	2.16	1.89
Per share impact of gain on remeasurement, sale or write down of assets	(0.11)	(0.15)	(1.54)	(0.02)

FFO per share—diluted	$0.86	$0.78	$2.59	$3.09

Per share impact—Shoppingtown Mall, Valley View Center and Prescott Gateway	0.00	0.00	0.00	(0.81)

AFFO per share—diluted	$0.86	$0.78	$2.59	$2.28

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
Net income attributable to the Company	$38,123	$43,893	$275,212	$163,179
Interest expense—consolidated assets	53,711	42,622	161,847	134,813
Interest expense—unconsolidated entities (pro rata)	16,045	23,781	51,894	76,559
Depreciation and amortization—consolidated assets	92,221	72,220	279,364	222,188
Depreciation and amortization—unconsolidated entities (pro rata)	22,323	22,927	66,470	73,237
Noncontrolling interests in OP	2,362	3,469	19,605	13,575
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(8,269)	(7,332)	(23,010)	(22,611)
(Gain) loss extinguishment of debt—consolidated entities	(1,395)	54	(3,339)	(119,958)
Gain on extinguishment of debt—unconsolidated entities (pro rata)	(352)	—	(352)	—
Loss (gain) on remeasurement, sale or write down of assets—consolidated assets, net	919	(21,765)	(145,023)	4,449
Gain on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	(18,062)	(135)	(91,077)	(11,292)
Add: Non-controlling interests share of (loss) gain on sale of consolidated assets, net	—	(3)	3,163	3,535
Income tax benefit	(543)	(934)	(2,263)	(2,159)
Distributions on preferred units	184	183	551	599

EBITDA(e)	$197,267	$178,980	$593,042	$536,114

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2013	2012	2013	2012
EBITDA(e)	$197,267	$178,980	$593,042	$536,114
Add: REIT general and administrative expenses	5,955	5,063	18,672	15,235
Management Companies' revenues	(10,742)	(9,858)	(31,193)	(30,730)
Management Companies' operating expenses	23,036	20,706	69,003	66,953
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(4,277)	(4,024)	(9,156)	(13,425)
EBITDA of non-comparable centers	(33,289)	(18,879)	(102,194)	(55,819)

Same Centers—NOI(f)	$177,950	$171,988	$538,174	$518,328

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income and straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1